As filed with the Securities and Exchange Commission on October 15, 2007

Registration No. 333-119725

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-1971716
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Larry C. Oldham
Chief Executive Officer
1004 N. Big Spring, Suite 400	Parallel Petroleum Corporation
Midland, Texas 79701 (432) 684-3727	1004 N. Big Spring, Suite 400 Midland, Texas 79701
(Address, including zip code, and telephone number,	(432) 684-3727
including area code, of registrant’s principal executive	(Name, address, including zip code, and telephone
offices)	number, including area code, of agent for service)
Copies to:

Thomas W. Ortloff	W. Scott Wallace
Lynch, Chappell & Alsup, P.C.	Haynes and Boone, LLP
300 N. Marienfeld, Suite 700	901 Main Street, Suite 3100
Midland, Texas 79701	Dallas, Texas 75202
(432) 683-3351	(214) 651-5000
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

DEREGISTRATION OF SECURITIES
     We have terminated the offering of securities pursuant to the Registration Statement on Form S-3 (No. 333-119725) (the “Registration Statement”) of Parallel Petroleum Corporation and the co-registrants. In July 2007, each of the co-registrants merged with and into Parallel Petroleum Corporation, with Parallel Petroleum Corporation being the surviving entity. Accordingly, pursuant to the undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, we are filing this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement to deregister the debt securities, common stock, warrants and other securities registered pursuant to the Registration Statement that remain unissued as of the date this Amendment is filed.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on October 12, 2007.

PARALLEL PETROLEUM CORPORATION
By:	/s/ Larry C. Oldham
Larry C. Oldham
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey G. Shrader*

Jeffrey G. Shrader	Chairman of the Board, Director	October 12, 2007

/s/ Larry C. Oldham

Larry C. Oldham	Director, President and	October 12, 2007
Chief Executive Officer
(Principal Executive Officer)

/s/ Steven D. Foster*

Steven D. Foster	Chief Financial Officer	October 12, 2007
(Principal Accounting
and Principal Financial Officer)

Edward A. Nash	Director	October 12, 2007

/s/ Martin B. Oring*

Martin B. Oring	Director	October 12, 2007

/s/ Ray M. Poage*

Ray M. Poage	Director	October 12, 2007

*By:	/s/ Larry C. Oldham

Larry C. Oldham, Attorney-in-fact